Exhibit 99.1

RF Acquisition Corp. Receives Notice From Nasdaq Regarding Delayed Quarterly Report

Delaware, May 26, 2023 – RF Acquisition Corp. (NASDAQ: RFACU, RFAC, RFACW, RFACR) (the “Company”) announced today that on May 24, 2023 it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission. The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.

Under Nasdaq rules, the Company has 60 calendar days, or until July 24, 2023, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 20, 2023, to regain compliance.

About RF Acquisition Corp.

RF Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company may pursue a business combination opportunity in any business or industry it chooses.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of (i) the prospectus used in connection with the Company’s initial public offering and (ii) the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on April 26, 2023. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law.

Company Contact:

Tse Meng Ng

Chairman and CEO

guo.lu@ruifengwealth.com